SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

                   Date of Report (Date of earliest event reported)                                                                                     February 2, 2011

Tactical Air Defense Services, Inc.

(Exact name of registrant as specified in its charter)

Nevada		88-0455809
(State or other jurisdiction		(IRS Employer
of Incorporation)		Identification Number)
123 West Nye Lane, Suite 517
Carson City, Nevada 89706
(Address of principal executive offices)

(775) 888-6744
(Issuer’s Telephone Number)

_____________________________________________________________________________________
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01                      Entry into a Material Definitive Agreement.

As disclosed in Tactical Air Defense Services, Inc.’s (the “Company”) Form 8-K filed with the United States Securities and Exchange Commission on December 10, 2010, on or about December 10, 2010 the Company, TAS Acquisition Corp., a Nevada corporation (“Acquisition Subsidiary”) and Tactical Air Support, Inc., a Nevada corporation (“TAS”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) contemplating the merger of the Acquisition Subsidiary, a wholly-owned subsidiary of Company, with and into TAS (the “Merger”).

On February 1, 2011, the parties to the Merger Agreement entered into an Amendment to the Merger Agreement to provide for an extension of the Closing Date (as defined in the Merger Agreement) until April 31, 2011. A copy of the Amendment to the Merger Agreement is furnished as an exhibit to this Report and incorporated herein by reference.

Item  7.01                      Regulation FD Disclosure.

Press Releases

In connection with the above described Amendment to the Merger Agreement and concurrently with this Form 8-K, the Company issued a press release relating to the Amendment to the Merger Agreement.  A copy of this press release is furnished as an exhibit to this Report and incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01                      Financial Statements and Exhibits.

(c) Exhibits.

Number	Description

10.1	Amendment No. 1 to the Agreement and Plan of Merger

99.1
Press release dated as of February 2, 2011, entitled “Tactical Air Defense Services Extends Merger Closing with Tactical Air Support, Inc.” relating to Amendment to the Merger Agreement (Deemed Furnished)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: February 2, 2011		Tactical Air Defense Services, Inc. /s/ Alexis Korybut

	By:	Alexis Korybut
	Its:	Chief Executive Officer